                                                          EXHIBIT 99(b)

                     INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
First Amarillo Bancorporation, Inc.:

  We have audited the consolidated statements of income, stockholders' equity and cash flows of First Amarillo Bancorporation, Inc. and subsidiaries for the year ended December 31, 1991 (not presented separately herein). These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements of First
Amarillo Bancorporation, Inc. and subsidiaries referred to above present fairly, in all material respects, the results of their operations and their cash flows for the year ended December 31, 1991 in conformity with generally accepted accounting principles.

                                 KPMG PEAT MARWICK

Amarillo, Texas
January 24, 1992
 except for Note 23
 which is as of
 February 24, 1992